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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                     STATE OR OTHER            OTHER NAMES
                                                     JURISDICTION OF           UNDER WHICH
                                                    INCORPORATION OR         SUBSIDIARY DOES
        NAME OF SUBSIDIARY                            ORGANIZATION               BUSINESS                  TYPE OF ENTITY
        ------------------                          -----------------        ---------------          --------------------------
IXC Communications Services, Inc.                       Delaware                   None               Corporation
IXC Business Services, LLC                              Delaware                   None               Limited Liability Company
IXC International, Inc.                                 Delaware                   None               Corporation
IXC Internet Services, Inc.                             Delaware                   None               Corporation
Applied Theory, Inc.                                    New York                   None               Corporation
Storm Telecommunications, Ltd.                          United Kingdom             None               Corporation
The Data Place, Inc.                                    Delaware                   None               Corporation
PSINet, Inc.                                            New York                   None               Corporation
IXC Leasing, LLC                                        Delaware                   None               Limited Liability Company
IXC Communications Services Europe Limited.             United Kingdom             None               Corporation
NTR.NET                                                 Kentucky                   None               Corporation
Telecom One, Inc.                                       Delaware                   None               Corporation
Network Evolutions, Inc.                                Virginia                   None               Corporation
Delaware Capital Provisioning, Inc.                     Delaware                   None               Corporation
Eclipse Telecommunications, Inc.                        Delaware                   None               Corporation
MSM Associates, Limited Partnership                     Delaware                   None               Partnership
Mutual Signal Corp.                                     New York                   None               Corporation
Mutual Signal Corporation of Michigan                   New York                   None               Corporation
Mutual Signal Holding Corporation                       Delaware                   None               Corporation
Atlantic States Microwave Transmission Company          Nevada                     None               Corporation
Central States Microwave Transmission Company           Ohio                       None               Corporation
Telcom Engineering, Inc.                                Texas                      None               Corporation
Tower Communication Systems Corp.                       Ohio                       None               Corporation
West Texas Microwave Company                            Texas                      None               Corporation
Western States Microwave Transmission Company           Nevada                     None               Corporation
Rio Grande Transmission, Inc.                           Delaware                   None               Corporation
Grupo Marca-Tel S.A. de C.V.                            Mexico                     None               Corporation
Progress International, L.L.C.                          Texas                      None               Limited Liability Company
UniDial Communications Services, LLC                    Kentucky                   None               Limited Liability Company
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